                                                                       Exhibit 1








                           Phillips Petroleum Company

                                 $[          ]

                           Pass Through Certificates

                             Underwriting Agreement



                                                                          [Date]

Chemical Securities Inc.
270 Park Avenue
New York, NY 10017


Dear Sirs:

                 Phillips Petroleum Company (the "Company") proposes to cause to be sold to Chemical Securities Inc., as underwriter (the "Underwriter"), Phillips Petroleum Company Pass Through Certificates of the series and in the principal amount specified in Schedule I hereto (collectively, the "Certificates") to be issued pursuant to the provisions of one or more Pass Through Trust Agreements specified in Schedule I hereto (each a "Pass Through Trust Agreement") between the Company and Shawmut Bank Connecticut, National Association, a national banking association, as the initial trustee (the "Pass Through Trustee"). The Certificates will be of the type and have the terms set forth in Schedule I hereto. Subject to the terms and conditions set forth herein, the Company agrees to cause to be sold to the Underwriter and the Underwriter agrees to purchase, at the purchase price set forth in Schedule I hereto, the principal amount of the Certificates set forth in Schedule I hereto. As consideration therefor, the Company agrees to pay to the Underwriter, contemporaneously with such purchase, the underwriting fee specified in Schedule I hereto.


                                   ARTICLE I

                 The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 33-54987) relating to one or more series of pass through trust certificates (including the Certificates), which has become effective under the Securities Act of 1933, as amended (the "Securities Act"),

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                                                                             2

and has filed with, or transmitted for filing to, the Commission (or will promptly after the date hereof so file or transmit for filing) a prospectus supplement specifically relating to the Certificates pursuant to Rule 424 under the Securities Act. The term "Registration Statement" means the registration statement as amended to the date of this Underwriting Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the Certificates, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Certificates together with the Basic Prospectus. As used herein, each of the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the material incorporated by reference therein.


                                   ARTICLE II

                 The Company is advised by the Underwriter that it proposes to make a public offering of the Certificates as soon after this Agreement is entered into as, in its judgment, is advisable. The terms of the public offering of the Certificates are set forth in the Prospectus.


                                  ARTICLE III

                 The Company will cause the Pass Through Trustee to deliver the Certificates to the Underwriter against payment of the purchase price therefor to the order of the Pass Through Trustee in immediately available funds at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 8th Avenue, New York, New York 10019. The Certificates so delivered will be registered in such names and in such denominations as the Underwriter shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Certificates are herein referred to as the "Closing Date".  The Closing Date shall be as specified on
Schedule I hereto, provided that the Closing Date so specified may be postponed by agreement between the Company and the Underwriter.
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                                                                               3


                                   ARTICLE IV

                 The obligations of the Underwriter hereunder are subject to the following conditions:

                 (a) (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission;

                          (ii) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate the direction of a possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                          (iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, that is material and adverse and that makes it, in the reasonable judgment of the Underwriter, impracticable to market the Certificates on the terms and in the manner contemplated in the Prospectus; and

                          (iv) the Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clauses
         (i) and (ii) above, to the effect that the representations and warranties of the Company contained herein and in the Participation Agreement(s) described in the prospectus supplement relating to the Certificates are true and correct as of the Closing Date and to the effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

                 The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened by the Commission.

                 (b) The Underwriter shall have received on the Closing Date an opinion of counsel for the Company identified in Exhibit A hereto, dated the Closing Date, to the effect set forth in Exhibit A.

                 (c) The Underwriter shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett, tax counsel to the Company, dated the Closing Date, in form and substance satisfactory to the Underwriter, confirming the accuracy of the opinion attributed to such counsel in the Basic Prospectus under the caption "Federal Income Tax Consequences" (and any additional opinion attributed to such counsel in the prospectus supplement relating to the Certificates).

                 (d) The Underwriter shall have received on the Closing Date an opinion of Shipman & Goodwin, special counsel to the Trustee, dated the Closing Date, in form and substance satisfactory to the Underwriter, confirming the accuracy of the opinion attributed to such counsel in the Basic Prospectus under the caption "Certain State Taxes" (and any additional opinion attributed to such counsel in the prospectus supplement relating to the Certificates).

                 (e) The Underwriter shall have received on the Closing Date copies of the opinions and certificates executed and delivered pursuant to the Participation Agreement(s) described in the prospectus supplement relating to the Certificates.

                 (f) The Underwriter shall have received on the Closing Date an opinion of Cravath, Swaine & Moore, counsel for the Underwriter, dated the Closing Date, with respect to the issuance and sale of the Certificates and other related matters as the Underwriter may reasonably request, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass on such matters.

                 (g) The Underwriter shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Underwriter, from
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                                                                               5


         Ernst & Young LLP, independent auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.


                                   ARTICLE V

                 In further consideration of the agreements of the Underwriter contained in this Agreement, the Company covenants as follows:

                 (a) To furnish the Underwriter, without charge, two signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Underwriter may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are deemed to be incorporated by reference in the Prospectus.

                 (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Certificates, to furnish the Underwriter a copy of each such proposed amendment or supplement.

                 (c) If, during such period after the first date of the public offering of the Certificates as in the opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Certificates may have been sold by the Underwriter, and to other dealers on request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law.

                 (d) To qualify the Certificates for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification as well as all filing fees payable in connection with the review (if any) of the offering of the Certificates by the National Association of Securities Dealers, Inc.

                 (e) To make generally available to the Company's security holders as soon as practicable an earnings statement covering a twelve-month period beginning after the date of this Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations (including Rule 158) of the Commission thereunder.

                 (f) During the period beginning on the date of this Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Certificates, without the prior written consent of the Underwriter.


                                   ARTICLE VI

                 The Company represents and warrants to the  Underwriter that
(i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply in all material respects with such Act and the rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement (including the documents incorporated by reference therein), filed with the
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                                                                               7


Commission pursuant to the Securities Act, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with such Act and the applicable rules and regulations of the Commission thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (v) the Registration Statement and Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to (a) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of Shawmut National Bank, National Association, trustee under each Pass Through Trust Agreement and (b) statements or omissions in the Registration Statement or the Prospectus or any preliminary prospectus based upon information furnished to the Company in writing by the Underwriter expressly for use therein.

                 The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph
(c) of Article V hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by the Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Certificates or any person controlling the Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Certificates to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                 The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

                 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 If the indemnification provided for in this Article VI is unavailable to an indemnified party under the second or third paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received directly or indirectly by the Company and the Underwriter from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriter in connection with the statement or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter in connection with the offering of the Certificates shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Certificates (before deducting expenses) received by the Pass Through Trustee and the total underwriting fees and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Certificates. The relative fault of the Company and of the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VI, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten and distributed to the public by the Underwriter were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 The indemnity and contribution agreements contained in this
Article VI and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Certificates.

                                  ARTICLE VII

                 The Company agrees with the Underwriter to pay, or cause to be paid, (a) the costs incident to the authorization, issuance, sale preparation and delivery of each Pass Through Trust Agreement and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any preliminary prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in paragraphs (a) and (c) of Article V of this Agreement; (d) the fees and expenses referred to in paragraph (d) of Article V of this Agreement; (e) all fees and expenses of the Indenture Trustee and the Pass Through Trustee; (f) the fees, expenses and disbursements of the Underwriter in connection with the offer and sale of the Certificates (including the reasonable fees and expenses of Cravath, Swaine & Moore, special counsel for the Underwriter), provided that the Company shall not be required to pay such fees, expenses and disbursements set forth in this item (f) in the event that this Agreement terminates upon the default of the Underwriter; and (g) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement.

                                  ARTICLE VIII

                 This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any calamity or crises that, in the reasonable judgment of the Underwriter, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in the reasonable judgment of the Underwriter, impracticable to market the Certificates on the terms and in the manner contemplated in the Prospectus.


                                   ARTICLE IX

                 This Agreement shall become effective upon signature.

                 This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                 Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                             Very truly yours,

                                             CHEMICAL SECURITIES INC.


                                             By
                                               ----------------------------
                                               Title:


Accepted:  [              ], 199[ ]

PHILLIPS PETROLEUM COMPANY


By
   ------------------------
  Title:

                                                                       EXHIBIT A




                       Opinion of Counsel for the Company


                 Dale J. Billam, Senior Counsel, for the Company, or Simpson Thacher & Bartlett shall have furnished to the Underwriter his or its opinion, dated the Closing Date to be delivered pursuant to Article IV, paragraph (b) of the Underwriting Agreement to the effect that:

                 (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified or in good standing, as the case may be, might materially and adversely affect the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

                 (ii) each of [Phillips Gas Company, GPM Gas Corporation, Phillips Investment Company, Phillips Petroleum International Investment Company, Phillips Petroleum Company Norway and Phillips Oil Company (Nigeria) Limited] (the "Significant Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified or in good standing, as the case may be, might materially and adversely affect the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

                 (iii) [the] [each] Pass Through Trust Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights, to general equity principles, and to an implied covenant of good faith and fair dealing and has been duly qualified under the Trust Indenture Act of 1939, as amended;

                 (iv) each of [identify applicable Participation Agreement(s) and Lease(s)] has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights, to general equity principles an implied covenant of good faith and other standard qualifications concerning the exercise of remedies;

                 (v) no filing or recording of any financing statement under the Uniform Commercial Code of New York (the "New York U.C.C.") or other document is required to be made in the State of New York in order to establish the Owner Trustee's right, title and interest in the equipment or to establish and perfect the security interest granted by the Owner Trustee to the Indenture Trustee under the Trust Indenture (as supplemented by the Trust Indenture Supplements) with respect to the applicable transaction agreements and the equipment, to the extent provided therein. No opinion need be expressed with regard to the priority of any such security interest.

                 (vi) no additional corporate action of the Company is required for the due authorization of the Certificates. The Certificates have been duly authorized and, when executed and authenticated in accordance with the provisions of the [applicable] Pass Through Trust Agreement and delivered to and paid for by the Underwriter pursuant to the Underwriting Agreement, will constitute legal, valid and binding obligations of the trust created by such Pass Through Trust Agreement, entitled to the benefits of such Pass Through Trust Agreement;

                 (vii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

                 (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Pass Through Trust Agreement(s), the Participation Agreements(s) and the Lease(s) will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company and known to such counsel, and no consent, approval or authorization of any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Pass Through Trust Agreement(s), the Participation Agreement(s) and the Lease(s), except such as are required under the Securities Act and the Trust Indenture Act of 1939 and have been obtained and except that no opinion is expressed as to the state securities or Blue Sky laws of any state or the District of Columbia;

                 (ix) (a) the statements in the Basic Prospectus under the captions "Description of the Pass Through Certificates" and "Description of the Equipment Notes" and in the prospectus supplement under [identify any other appropriate captions in the prospectus supplement], insofar as they purport to constitute summaries of the terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects, and (b) the statements in the Registration Statement under Item 15 (except as rights to indemnity described thereunder may be limited by applicable law), and (c) in the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and the Company's Reports on Form 10-Q for the quarterly periods ended March 31, 1994 and June 30, 1994 under the captions "Business Properties", "Legal Proceedings", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Executive Compensation" and "Certain Relationships and Related Transactions", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                 (x) after due inquiry, such counsel does not know (a) of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject which is required to be described in the Registration Statement or the Prospectus and is not so described or (b) of any contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required; and

                 (xi) such counsel (a) is of the opinion that each document incorporated by reference in the Prospectus (except as to financial statements contained therein, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (b) believes that (except for the financial statements contained therein, as to which such counsel need not express any belief) the Registration Statement relating to the Certificates (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act, when it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (c) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except as to financial statements contained therein, as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (d) believes that (except for the financial statements contained therein, as to which such counsel need not express any belief) the Prospectus on the date of the Underwriting Agreement did not, and the Prospectus, as amended or supplemented, if applicable, on the Closing Date does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   SCHEDULE I


Designation of Certificates:      Phillips Petroleum Company
                                  [  ]% Pass Through
                                  Certificates, Series [  ]


Pass Through Trust Agreement(s):


Principal amount: $[     ]


Interest rate: [   ]%


Maturity date: [   ]


Purchase price (excluding
accrued interest, if any):        100%


Aggregate purchase price (excluding
accrued interest, if any):        $[     ]


Underwriting discount:    $[     ], representing [  ]% of the aggregate
                          principal amount, payable by the Company to the Underwriter in immediately available funds on the Closing Date.


Other provisions:         Interest payable semiannually on each
                          [     ] and [     ], commencing [      ]


Closing Date:    [     ], at [    ] A.M.


[Note: if multiple series, specify relevant information for each series.]